UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report:              July 31, 1997
                    (Date of earliest event reported)




                           Allen Organ Company
          (Exact name of registrant as specified in its charter)



    Pennsylvania                0-275               23-1263194
(State of Incorporation)      (Commission           (IRS Employer
                               File Number)         Identification No.)


150 Locust Street, P.O. Box 36, Macungie, Pennsylvania       18062-0036
   (Address of principal executive offices)                  (Zip Code)


                            (610) 966-2200
            (Registrants telephone number, including area code)

ITEM 4. Changes in Registrant's Certifying Accountant.

 a. Effective July 31, 1997 , Allen Organ Company (Allen) dismissed its prior certifying accountants, Concannon, Gallagher, Miller and Co., P.C. (CGM& Co) and retained as
    its new certifying accountants, KPMG Peat Marwick LLP.   CGM
    & Co.'s report on Allen's consolidated financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, auditing scope or accounting principles. The decision was approved by the Audit Committee of the Board of Directors.

      There were no disagreements with CGM & Co. on any matter of accounting principle or practice, financial statement disclosure, or auditing scope of procedure during the last two fiscal years and subsequent interim periods preceding the dismissal.

      None of the "reportable events" described in Item  304
    (a)  (1)  (v) occurred with respect to Allen within  the
    last   two  fiscal  years  and  the  subsequent  interim
    periods to the date hereof.

 b. Effective July 31, 1997, Allen engaged KPMG Peat Marwick LLP as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Allen did not consult KPMG Peat Marwick LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  Exhibits

     1. Letter from Concannon, Gallagher, Miller & Co., P.C. to the Securities and Exchange Commission dated July 31, 1997.


                         SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Allen Organ Company


Date:  July 31, 1997               STEVEN MARKOWITZ
                                   Steven Markowitz,
                                   President and
                                   Chief Executive Officer